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                                                                    EXHIBIT 11.0

                            NETWORK SOLUTIONS, INC.

              COMPUTATION OF PRO FORMA NET INCOME (LOSS) PER SHARE
                                  (UNAUDITED)

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
                                                 THREE MONTHS ENDED            NINE MONTHS ENDED
                                                   SEPTEMBER 30,                 SEPTEMBER 30,
                                             --------------------------    --------------------------
                                                1996           1997           1996           1997
                                             -----------    -----------    -----------    -----------
Net income (loss).........................   $  (293,000)   $ 1,232,000    $(1,751,000)   $ 2,488,000
                                             ===========    ===========    ===========    ===========
Weighted average shares of common stock
  outstanding.............................    12,500,000     12,500,000     12,500,000     12,500,000
Weighted average shares of common stock
  equivalents outstanding.................                      116,000                        34,000
Common stock equivalents issued within one
  year of initial filing..................       442,000                       442,000        294,000
Common stock equivalents needed to fund
  $10,000,000 dividend....................       545,000        545,000        545,000        545,000
                                             -----------    -----------    -----------    -----------
                                              13,487,000     13,161,000     13,487,000     13,373,000
                                             ===========    ===========    ===========    ===========
Pro forma net income (loss) per share.....   $     (0.02)   $      0.09    $     (0.13)   $      0.19
                                             ===========    ===========    ===========    ===========
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